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                                                                  Exhibit 23


                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-46629) pertaining to the Employee Stock Plans, collectively, of Granite Broadcasting Corporation, of our report dated February 18, 2000, with respect to the consolidated financial statements and schedule of Granite Broadcasting Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           Ernst & Young LLP



New York, New York
March 29, 2000